      As filed with the Securities Exchange Commission on October 29, 1996

                           Registration No. 333-______
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                                   MBIA INC.
             (Exact name of registrant as specified in its charter)
                                  Connecticut
                        (State or other jurisdiction of
                         incorporation or organization)
                                   06-1185706
                                 (IRS Employer
                              Identification No.)
                                113 King Street
                             Armonk, New York 10504
                                 (914) 273-4545
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ------------
                              LOUIS G. LENZI, ESQ.
                    General Counsel and Corporate Secretary
                                   MBIA Inc.
                                113 King Street
                             Armonk, New York 10504
                                 (914) 273-4545
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                   Copies to:
                             ANDREW L. SOMMER, ESQ.
                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York 10022
                                  ------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
CLASS OF SECURITIES                 AMOUNT TO              OFFERING PRICE       AGGREGATE OFFERING    AMOUNT OF
TO BE REGISTERED                    BE REGISTERED(1)(2)    PER UNIT(3)          PRICE(3)             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Debt Securities                                                                                          N/A
Preferred Stock                                                                                          N/A
Common Stock                                                                                             N/A

TOTAL                                $250,000,000             100%               $250,000,000          $75,757.58
                                     ============        ===============      ================      ===============

(1) Includes such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Preferred Stock and such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices. There are also being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock which may be issued from time to time upon conversion of or in exchange for Preferred Stock or Debt Securities issued hereby. No separate consideration will be received for the Common Stock or Preferred Stock issuable upon conversion of or in exchange for any such securities registered hereunder.

(2) In United States dollars or the equivalent thereof in one or more foreign denominated currencies or currency units if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the Company.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED October 29, 1996
PROSPECTUS

                                US $250,000,000
                                    MBIA Inc.
                                 DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                              -----------------------

     MBIA Inc. (the "Company") may offer from time to time its (a) unsecured debt securities, in one or more series, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (b) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"); and (c) shares of its common stock, par value $1.00 per share (the "Common Stock"). The Debt Securities, Preferred Stock and Common Stock (collectively, the "Securities") may be offered either together or separately and will be offered in amounts, at prices and on terms to be determined at the time any such Securities are to be offered. The Securities will have an aggregate initial offering price of up to $250,000,000 or the equivalent thereof in U.S. dollars if any Securities are denominated in a foreign currency or in currency units.

     Specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable the following: (a) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculation of interest and premium, if any, place or places where principal, premium, if any, and interest will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Securities, initial public offering or purchase price, methods of distribution and other special terms, (b) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and the number of shares offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Securities, initial public offering or purchase price, methods of distribution and other special terms, and (c) in the case of Common Stock, the number of shares offered, initial public offering or purchase price, methods of distribution and other special terms.

     The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the Offered Securities.

     The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                     THESE SECURITIES HAVE NOT BEEN APPROVED
OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                                      (1)

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               -----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER RULED UPON
                   THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the applicable Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any agent, underwriter or dealer. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities to which they relate in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and proxy and information statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, 14th Floor, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates, or may be viewed by visiting the Commission's web site at http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                                      (2)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

  (2) The Company's Quarterly Report on Form 10-Q for each of the first two calendar quarters of 1996.

  (3) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 15, 1987, as amended by the Form 8-A filed with the Commission on December 31, 1991 and by the Form 8-A filed with the Commission on October 27, 1994.

  (4) The Company's Current Report on Form 8-K filed with the Commission on January 24, 1996.

     Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the foregoing documents). Any such request should be directed to: Louis G. Lenzi, Esq., MBIA Inc., 113 King Street, Armonk, New York 10504 (telephone: (914) 273-4545).

                                  THE COMPANY

     MBIA Inc. (the "Company") insures municipal bonds, asset-backed securities and other non-municipal bonds through its wholly owned subsidiary, MBIA Insurance Corporation ("MBIA Corp."). MBIA Corp.'s primary business is enhancing the efficiency of public finance by guaranteeing the timely payment of principal and interest on municipal bonds sold in the new issue market, traded in the secondary market and held in unit investment trusts and mutual funds. MBIA Corp. also provides financial guarantees for structured finance transactions (principally mortgage-backed and asset-backed securities), investor-owned utility debt and obligations of high-quality financial institutions. For the six months ended June 30, 1996, MBIA Corp. insured $20.4 billion par value of domestic new issue and secondary market municipal bonds and $8.4 billion par value of domestic structured finance business. As of June 30, 1996, the total net par amount of outstanding bonds insured by MBIA Corp. was $210.6 billion and the aggregate net insurance in force was $377.6 billion.

     Financial guarantee insurance provides an unconditional and irrevocable guarantee of the payment of the principal of and interest on insured obligations when due. MBIA Corp. primarily insures obligations sold in the new issue and secondary markets, including those held in unit investment trusts and by mutual funds. It also provides surety bonds for debt service reserve funds. The principal economic value of financial guarantee insurance to the entity offering the obligations is the saving in interest costs resulting from the difference in

                                      (3)
the market yield between an insured obligation and the same obligation on an uninsured basis. In addition, for complex financings and for obligations of issuers that are not well known by investors, insured obligations receive greater market acceptance than uninsured obligations. All obligations insured by MBIA Corp. are rated AAA by both Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and Fitch Investors Service, L.P. and Aaa by Moody's Investors Service, Inc., the highest ratings assigned by these rating agencies.

     The Company's insurance subsidiaries derive their income from insurance premiums earned over the life of the insured obligations and from investment income earned on assets representing capital, retained earnings, and deferred premium revenues. As of June 30, 1996, the Company's deferred premium revenues were $1,729 million, its shareholders' equity was $2,269 million, and its total investments were $7,096 million and $7,177 million at book value and market value, respectively. As of June 30, 1996, MBIA Corp.'s investment portfolio was $3,969 million and $4,047 million at book value and market value, respectively, and was primarily comprised of high-quality fixed-income securities with intermediate maturities.

     Since 1990, a French company, MBIA Assurance S.A. ("MBIA Assurance"), has written financial guarantee insurance in the countries of the European Community. MBIA Assurance, which is a subsidiary of MBIA Corp., writes policies insuring public infrastructure financings, asset-backed transactions and certain obligations of financial institutions.

     Over the last six years, the Company has undertaken the development of investment management services which capitalize on its capabilities, reputation and marketplace relationships. The Company is delivering these services through a group of subsidiary companies. For the six months ended June 30, 1996, in the aggregate, these investment management ventures contributed $14 million to revenues.

     The financial guarantee industry is subject to the direct and indirect effects of governmental regulation, including changes in tax laws affecting the municipal and asset-backed debt markets. No assurance can be given that future legislative or regulatory changes might not adversely affect the results of operations and financial condition of the Company.

     The principal executive offices of the Company are located at 113 King Street, Armonk, New York 10504. The telephone number is (914) 273-4545.


                                USE OF PROCEEDS

     Unless otherwise stated in the applicable Prospectus Supplement, the net proceeds to the Company from the sale of the Securities will be used to provide additional capital for the future needs of the Company and MBIA Corp. and for general corporate purposes.


                    RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. Earnings represent consolidated earnings before income taxes and fixed charges. Fixed charges consist of interest and that portion of rental expense deemed representative of the interest factor for such rental expense. The Company had no capitalized interest for the periods presented.
                                      (4)

                                                                       Six Months
                                                                          Ended
                                           Years Ended December 31,      June 30,
                                        -----------------------------  -----------
                                         1991  1992  1993  1994  1995   1995  1996
                                        ----- ----- ----- ----- -----  ----- -----
Ratio of earnings to fixed charges(1)..  11.2  12.9  13.0  13.1  13.1   13.0  13.2

------
(1) Fixed charges do not include the amount of fixed charges associated with obligations insured by MBIA Corp.


                           DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of August 1, 1990, as supplemented from time to time (as so supplemented, the "Senior Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities offered hereby are to be issued in one or more series under a Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and a trustee to be named in the applicable Prospectus Supplement (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Trustees"). Copies of the Senior Indenture and the form of the Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

     General

     The Debt Securities will be direct and unsecured obligations of the Company. The Senior Debt Securities will rank equally and ratably with all other unsecured and unsubordinated obligations of the Company. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Debt (as defined below) of the Company. See "-Subordination under the Subordinated Indenture". As a non-operating holding company, most of the assets of the Company are owned by the Company's subsidiaries, and the Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. In addition, the payment of dividends by the Company's insurance company subsidiary, MBIA Insurance Corporation, is limited under the applicable insurance laws and regulations of the State of New York. The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under either of the Indentures or any other indenture that the Company may enter into in the future or otherwise.

                                      (5)

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities): (1) the title of the Debt Securities;
(2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable; (4) the rate or rates, if any, at which the Debt Securities shall bear interest, the interest payment dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an interest payment date, or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture, the principal of and premium, if any, and interest on the Debt Securities will be payable; (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company pursuant to any sinking fund or otherwise; (7) the obligation, if any, of the Company to redeem, purchase or repay the Debt Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (10) any additions, modifications or deletions, in the Events of Default or covenants of the Company specified in the Indenture with respect to the Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; (12) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debt Securities and the manner in which such amounts will be determined; (13) the issuance of a temporary Global Security representing all of the Debt Securities of such series and exchange of such temporary Global Security for definitive Debt Securities of such series; (14) whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, and the circumstances under which any such Registered Global Security may be registered for transfer or exchange, or authenticated and delivered, in the name of a Person other than such Depositary or its nominee, if other than as set forth in the Indentures; (15) the appointment of any paying agent, transfer agent or registrars; (16) the terms and conditions of any obligation or right of the Company to convert or exchange the Subordinated Debt Securities into other Securities or at the option of a Holder thereof; (17) the relative degree, if any, to which the Debt Securities of any series shall be senior to or subordinated to other series of Debt Securities in right of payment, whether such other series of Debt Securities are outstanding or not; and (18) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 2.3).

                                      (6)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     Denominations, Registration, Payment and Transfer

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount.

     Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Trustees as registrars under the Indentures. If the applicable Prospectus Supplement refers to any transfer agents or paying agents (in addition to the registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or paying agent or approve a change in the location through which any such transfer agent or paying agent acts. The Company may at any time designate additional transfer agents or paying agents with respect to any series of Debt Securities.

     Neither the Company nor the Trustees shall be required to exchange or register a transfer of (a) any Debt Securities of any series for a period of 15 days preceding the first mailing of notice of redemption for such series to be redeemed, or (b) any Debt Securities selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not so to be redeemed.

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debt Securities will be made at the office of the Trustee for such Debt Securities in the City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time in an applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on any record date for such interest, except in the case of defaulted interest.

                                      (7)

     Global Debt Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary, the Depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

                                      (8)

     Payments of principal of (and premium, if any) and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any paying agent, or the Securities registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt
Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name'. Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Debt Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.


                                      (9)

     Certain Covenants of the Company

     Limitations on Liens. Under the Senior Indenture, so long as Senior Debt Securities are outstanding, the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for borrowed money which is secured by a Mortgage of any nature on any of the present or future capital stock of any Restricted Subsidiary unless the Senior Debt Securities then outstanding shall be secured equally and ratably with, or prior to, such other secured debt so long as it is outstanding. (Section 3.6)

     Limitations on Disposition of Stock of Restricted Subsidiaries. Under the Senior and Subordinated Indentures, so long as Debt Securities are outstanding, the Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of any Restricted Subsidiary except for (i) a sale, transfer or other disposition of any capital stock of any Restricted Subsidiary to a wholly owned Subsidiary of the Company or such Subsidiary; (ii) a sale, transfer or other disposition of the entire capital stock of any Restricted Subsidiary for at least fair value (as determined by the Board of Directors of the Company acting in good faith); or (iii) a sale, transfer or other disposition of the capital stock of any Restricted Subsidiary for at least fair value (as determined by the Board of Directors of the Company acting in good faith) if, after giving effect thereto, the Company and its Subsidiaries would own more than 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary. (Section 3.7 of the Senior Indenture; Section 3.6 of the Subordinated Indenture)

     Consolidation, Merger, Sale or Conveyance

     Under the Senior and Subordinated Indentures, so long as Debt Securities are outstanding, the Company will not consolidate with or merge with or into any other corporation or convey, transfer or lease its properties or assets as an entirety or substantially as an entirety to any person, unless (i) the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (ii) such successor or purchaser shall expressly assume, by supplemental indenture satisfactory in form to the related Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Debt Securities and the performance and observance of every covenant and condition of the Company under the related Indenture; and (iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing under the related Indenture. (Section 9.1)

     Certain Definitions

     The covenants and other provisions relating to the Debt Securities are to be read in conjunction with the definitions contained in the Senior and Subordinated Indentures, certain of which are substantially to the following effect:

     "Debt Securities" means all unsecured debt securities, notes or other evidences of indebtedness issued in one or more series that the Company may issue from time to time in accordance with the terms of the related Indentures.

     "Mortgage" means any mortgage, pledge, lien, security interest or other encumbrance.

                                      (10)

     "Restricted Subsidiary" means MBIA Corp. and any successor to all or substantially all of its business, provided that such successor is a Subsidiary.

     "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

     "Voting Stock" means, with respect to any Subsidiary, stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

     Events of Default

     Any one of the following events will constitute an Event of Default with regard to any series of Debt Securities under each of the Indentures: (i) default continued for 30 days in payment of any installment of interest on any of the Debt Securities when due; (ii) default in payment of all or any part of the principal of the Debt Securities when due and payable either at maturity, upon any redemption, by declaration or otherwise; (iii) default continued for 60 days after notice of such default in performance of any covenant or warranty of the Indenture by the Company in respect of the Debt Securities; (iv) certain events of default with respect to indebtedness of the Company (other than the Debt Securities or non-recourse obligations of the Company) in an aggregate principal amount in excess of $10,000,000 which default shall consist of the failure to make any payment at maturity or shall have resulted in the acceleration of the maturity of such indebtedness; (v) certain events of bankruptcy, insolvency, or reorganization of the Company or any Restricted Subsidiary; or (vi) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Debt Securities is issued or in the form of Debt Security for such series. (Section 5.1) The Company is required to file with the Trustee annually a written statement as to the fulfillment of certain of its obligations under the Indenture. (Section 3.5)

     Each Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any default (except in payment of principal of or premium, if any, or interest on the Debt Securities) if the Trustee considers it in the interest of the holders of the Debt Securities to do so. (Section 5.11)

     Each Indenture provides that (a) if an Event of Default described in clause
(i) or (ii) above shall have occurred and be continuing with regard to the Debt Securities of any series, either the Trustee or the holders of 25% in aggregate principal amount of the Debt Securities of that series then outstanding (each such series acting as a separate class) may declare the principal (or, if Debt Securities of such series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of such series and interest accrued thereon, if any, to be due and payable immediately and (b) if an Event of Default described in clause (iii), (iv) or (v) above shall have occurred and be continuing, either the Trustee or the holders of 25% in aggregate principal amount of all Debt Securities (or in the case of an Event of Default described in clause (iii) above, all series affected by such Event of Default) then outstanding (voting as a single class) may declare the principal (or, if Debt Securities of such series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities (in the case of clause (iii) above, limited to all series affected) then outstanding and interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declaration by the holders of Debt Securities of any series may be annulled and past defaults which have been cured may be waived by (a) with respect to clauses (i) or (ii) the holders of a majority in aggregate principal amount of Debt Securities of such series (each such series voting as a separate class) then outstanding and (b) with respect to clauses (iii), (iv) or (v) above, the

                                      (11)
holders of a majority in aggregate principal amount of the Debt Securities of all series (in the case of clause (iii) above, limited to all series affected by such default) then outstanding (voting as a single class). (Section 5.1) Prior to a declaration of acceleration of maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of each series voting separately or all series voting as a single class, depending on the nature of the Event of Default, may waive any Event of Default, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Debt Security of such series affected. (Section 5.10)

     Subject to the provisions of each Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under the relative Indenture at the request, order or direction of any of the holders of Debt Securities, unless such holders shall have offered the Trustee reasonable indemnity. (Section 6.2) Subject to such provision for indemnification, the holders of a majority in aggregate principal amount of the Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

     Defeasance and Covenant Defeasance

     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Debt Securities of any series, each Identure provides that, subject to certain conditions, the Company may elect either (i) to be discharged from any and all obligations with respect to the Debt Securities (except for the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, defaced, destroyed, lost or stolen Debt Securities, to maintain an office or agency for the payment of principal and interest in respect of the Debt Securities, to appoint a paying agent and, if the Company elects to act as the paying agent, to hold moneys for such payment in trust) ("Defeasance") or (ii) to be released from its obligations with respect to the Debt Securities under Sections 3.6 and 3.7 of the Indenture (being the sections of the Indenture captioned "Limitations on Liens" and "Limitations on Disposition of Stock of Restricted Subsidiaries" see "Certain Covenants of the Company") ("Covenant Defeasance"), upon the deposit with the Trustee (or another qualifying trustee) irrevocably in trust for such purpose, of money and/or United States government obligations in an amount which, in the opinion of a nationally recognized firm of independent public accountants delivered to such trustee, would be sufficient to pay the principal of and premium, if any, and interest on the Debt Securities on the scheduled due dates therefor. (Sections 13.1 through 13.4)

     Each Indenture provides that, to effect Defeasance or Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel to the effect that Defeasance or Covenant Defeasance, as the case may be, will not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes. In addition, in the case of Defeasance, such opinion of counsel must state that a private letter ruling or a revenue ruling to the same effect has been issued by the United States Internal Revenue Service or state that since the date of the Indenture there has been a change in the applicable federal income tax law to the same effect. (Sections 13.3 and 13.4)

     With respect to the Subordinated Indenture, in order to be discharged as described above, no default in the payment of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing or no Event of Default with respect to the Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable.

                                      (12)

     Modification and Waiver

     Each Indenture provides that the Company may enter into a supplemental indenture or indentures for the purpose of adding to, changing or eliminating any of the provisions of such Indenture or of any supplemental indentures or of modifying the rights of the holders of Debt Securities issued thereunder if approved in writing signed by the holders of not less than a majority in aggregate principal amount of all outstanding Debt Securities affected thereby voting as one class; provided that the consent of each holder of Debt Securities affected thereby is required for any modification or alteration which (i) extends the final maturity of any Debt Securities, or reduces the principal amount thereof, or reduces the rate or extends the time of payment of interest thereon, or reduces any amount payable on redemption thereof or impairs or affects the right of any holder of Debt Securities to institute suit for the payment thereof, (ii) reduces the percentage in aggregate principal amount, the consent of the holders of which is required for any such supplemental indenture or (iii) modifies any provision with respect to the subordination of Debt Securities of any series in a manner adverse to the holders thereof. (Section 8.2) The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of all series (including the Debt Securities) voting as one class may waive compliance by the Company with certain covenants contained in each Indenture. (Section 3.9)

     Subordination under the Subordinated Indenture

     In the Subordinated Indenture, the Company has covenanted and agreed that any Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of the Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, or the Subordinated Debt Securities.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     The Subordinated Indenture defines "Senior Debt" as the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the

                                      (13)

     Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company,
(iv) any liability for taxes, (v) indebtedness or monetary obligations to trade taxes and (v) indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services. As used in the proceeding sentence the term "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     The Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company may from time to time incur additional indebtedness constituting Senior Debt.

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

     Conversion or Exchange

     The Subordinated Debt Securities of any series may be convertible or exchangeable into Common Stock or other Securities. The specific terms and conditions on which Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, and provisions under which the number of shares of Common Stock or other Securities to be received by the holders of Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

     Concerning the Trustee

     The Senior Indenture Trustee, The First National Bank of Chicago, performs services for the Company in the ordinary course of business.

                                      (14)

                          DESCRIPTION OF CAPITAL STOCK

     The following is a summary of the terms of the Company's Amended and Restated Certificate of Incorporation.

     The Company's authorized capital stock consists of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share. At the date of this Prospectus no shares of Preferred Stock are presently outstanding. The Company does not presently have outstanding, and the Amended and Restated Certificate of Incorporation does not authorize, any other classes of capital stock. The issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

     Common Stock

     Holders of shares of Common Stock have no preemptive, redemption or conversion rights. The holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock may share ratably in the net assets of the Company after payment in full to all creditors of the Company and liquidating distributions to holders of Preferred Stock, if any. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of shareholders.


     The Common Stock is traded on the New York Stock Exchange under the symbol 'MBI'. The transfer agent for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

     The applicable Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

     Preferred Stock

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of Preferred Stock are convertible or exchangeable into Common Stock will also be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common Stock to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement. The description of the terms of a particular series of Preferred Stock that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

                                      (15)

     Certain Provisions of Restated Certificate of Incorporation and By-laws

     The Company's Amended and Restated Certificate of Incorporation requires the approval of at least 80% of the outstanding shares of Common Stock for the amendment of certain provisions which describe the factors the Board may consider in evaluating proposed mergers, sales and other corporate transactions. Further, as an insurance holding company, the Company is subject to certain state insurance regulations that require prior approval of a change of control. See "Business-Regulation" in the Company's 1995 Form 10-K. These provisions and regulations may discourage attempts to obtain control of the Company.

     In the Amended and Restated Certificate of Incorporation the Company elects not to be subject to the provisions of Sections 33-374a through 33-374c of the Connecticut Stock Corporation Act. If the Company had not made such elections these provisions would require the approval of the holders of at least 80% of the voting power of the outstanding voting stock of the Company, and at least 66 2/3% of the voting power of the outstanding voting stock of the Company other than voting stock held by certain holders of 10% or more of such voting power or by certain affiliates of the Company, as a condition for mergers, liquidations and other business transactions involving the Company and the holders of 10% or more of such voting power or certain affiliates of the Company unless certain minimum price and procedural requirements are met.

     Rights Agreement

     On December 12, 1991, the Company's Board of Directors declared a dividend distribution of one Preferred Share Purchase Right (a "Right") for each share of Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Junior Participating Cumulative Preferred Share (the "Junior Preferred Stock") of the Company at a price of $160, subject to certain adjustments to prevent dilution through stock dividends, splits and combinations and distributions of warrants or other securities or assets. The Junior Preferred Stock will rank senior to Common Stock, but could rank junior to other classes of Preferred Stock that might be issued, as to dividends and liquidating distributions, and will have 100 votes per share, voting together with Common Stock. Initially, the Rights are attached to shares of Common Stock and are not represented by separate certificates or exercisable until the earlier to occur of (a) ten business days following the public announcement by the Company (the "Shares Acquisition Date") that a person or group of persons acquired (or obtained the right to acquire) beneficial ownership of 10% or more of the outstanding Common Stock and (b) ten business days (or, if determined by the Board of Directors, a later date) following the announcement or commencement of a tender offer or exchange offer which, if successful, would result in the bidder owning 10% or more of the outstanding Common Stock. However, no person shall be deemed to have acquired or obtained the right to acquire the beneficial ownership of 10% or more of the outstanding shares of the Company's Common Stock, if the Board of Directors determines that such acquisition is inadvertent, and such person promptly divests itself of a sufficient number of shares to be below the 10% ownership threshold. On such earlier date, Rights certificates would be issued and mailed to holders of Common Stock. The Rights will expire on December 12, 2001, unless earlier redeemed or exchanged. shares to be below the 10% ownership threshold. On such earlier date, Rights certificates would be issued and mailed to holders of Common Stock. The Rights will expire on December 12, 2001, unless earlier redeemed or exchanged.

     If an acquiring person or group acquires beneficial ownership of 10% or more of the Common Stock (except pursuant to a tender or exchange offer for all of the outstanding Common Stock determined by a majority of the Company's

                                      (16)
independent directors to be fair and in the best interests of the Company and its shareholders), then each Right (other than those held by the acquiror, which will become void) will entitle its holder to purchase for $160 (or the purchase price as then adjusted) that number of shares of Common Stock (or, in certain circumstances, cash, a reduction in the purchase price, Common Stock, other securities of the Company, other property or a combination thereof) having a market value of $320 (or 200% of the adjusted purchase price). If, after an acquiring person or group so acquires 10% or more of the Common Stock in a merger or other business combination and (a) the Company shall not be the surviving or continuing corporation, (b) the Company shall be the surviving or continuing corporation and all or part of the Shares of Common Stock shall be changed or exchanged, or (c) 50% or more of the Company's assets, cash flow or earning power is sold, then proper provision shall be made so that each Right (other than those held by the acquiror) will entitle its holder to purchase that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of 200% of the then-effective purchase price.

     The Company's Board of Directors may redeem all but not less than all of the Rights at $0.01 per Right at any time prior to ten business days following the Shares Acquisition Date. Additionally, at any time after a person or group acquires 10% or more but less than 50% of the outstanding Common Stock, the Company's Board of Directors may exchange the Rights (other than those held by the acquiror, which will become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Board of Directors may also amend the Rights at any time prior to the Shares Acquisition Date. The Company's Rights Plan is designed to make it more likely that all of the Company's shareholders receive fair and equal treatment in the event of any unsolicited attempt to acquire the Company and to guard against the use of coercive tactics to gain control of the Company. However, the existence of the Company's Rights Plan might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement.

     Offers and sales of Securities hereunder may be effected at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as its agents to offer and sell the Securities upon the terms and conditions set forth in any Prospectus Supplement. If Securities are sold by means of an underwritten offering, the Company will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise set forth in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities if any are purchased.



                                      (17)

     In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities, under the Securities Act, and to reimbursement by the Company for certain expenses.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such transaction will be set forth in the Prospectus Supplement relating thereto.

     The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. Certain series of the Securities will be a new issue and will not have an established trading market. No assurances can be given that there will be a market for any of the Securities.

     Agents,   underwriters   and  dealers  may  be  customers   of,  engage  in
transactions with or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Securities being offered hereby will be passed upon for the Company by Debevoise & Plimpton, New York, New York, and for any underwriters of agents by counsel to be named in the Prospectus Supplement. Such counsel may rely, as to matters of Connecticut law, upon the opinion of Day, Berry & Howard, City Place, Hartford, Connecticut 06103, Connecticut counsel for the Company.

                                    EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules of the Company appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon dated January 22, 1996 incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

                                      (18)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions:

     Registration Fee............................. $ 75,757.58
     Trustee Fees.................................    7,500.00
     Printing.....................................   50,000.00
     Accounting Fees..............................   30,000.00
     Legal Fees...................................   60,000.00
     Rating Agency Fees...........................   60,000.00
     Blue Sky Fees and Expense....................   20,000.00
     Miscellaneous................................    1,742.42
                                                   -----------
                                                   $305,000.00
                                                   ===========

Item 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  Section 33-320a of the Stock Corporation Act of the State of Connecticut provides that a corporation shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer, other than actions brought by or in the right of the corporation, when it is determined by certain disinterested parties that he acted in a manner reasonably believed to be in the corporation's best interest. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe that his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonably entitled to be indemnified, and the court approves the amount. In connection with shareholder derivative suits, the director or officer may not be indemnified unless he is finally adjudged not to have breached his duty to the corporation or a court has determined that he is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The statute provides that the indemnification provided thereby is exclusive and cannot be reduced or expanded by charter, by-law or agreement, although a corporation may procure insurance providing greater indemnification.

  The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statute. The insurance policy has a $50 million aggregate policy limit for any loss or losses during the policy year.

  The Amended and Restated Shareholders' Agreement among the Company and its Founding Shareholders provides for indemnification of the shareholders that are parties thereto under certain circumstances (filed as Exhibit 10.30 to the Company's Registration Statement on Form S-1 (Registration No. 33-14474)).

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) Exhibits
     1.   Underwriting Agreement.
     1.01.Form of Underwriting Agreement.*
     4.   Instruments  Defining the Rights of Security  Holders.
     4.01.Specimen stock certificates representing shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, filed with the Commission on May 21, 1987 (Registration No. 33-14474).

     4.02.Rights Agreement, dated as of December 12, 1991, between the Company and Mellon Bank, N.A., as Rights Agent, incorporated by reference to
          Exhibit 1 to the Form 8-A and the Current Report on Form 8-K, filed with the Commission December 31, 1991, as amended by Amendment No. 1 to the Rights Agreement, incorporated by reference to Exhibit 1 to the Form 8-A and the Current Report on Form 8-K, filed with the Commission on October 27, 1994.

     4.03.Senior Indenture, dated as of August 1, 1990, between the Company and The First National Bank of Chicago, as Trustee, incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-3 (Registration No. 33-33937).
     4.04.Form of Subordinated Indenture
     5.   Opinions  as  to  Validity.
     5.01.Opinion  of  Debevoise  &  Plimpton.
     5.02.Opinion  of Day,  Berry & Howard.
    12.   Computation Re Computation of Ratios.
    12.01.Computation of Ratios of Earnings to Fixed Charges.
    23.   Consents of Experts and  Counsel.
    23.01.Consent  of Coopers & Lybrand L.L.P.
    23.02.Consent of Debevoise & Plimpton (contained in Exhibit 5.01). 23.03.Consent of Day, Berry & Howard (contained in Exhibit 5.02).
    24.   Powers of Attorney.
    24.01.Powers of Attorney.
    25.   Statement of Eligibility of Trustee.
    25.01.Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the First National Bank of Chicago, as Senior Trustee under the Senior Indenture, incorporated by reference to Exhibit 25.01 to the Registration Statement on Form S-3, filed with the Commission on December 8, 1995 (Registration No. 33-64681).
    25.02.Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee, as Trustee for the Subordinated Indenture.*

-------------------------------------------------------------------------------
   *To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K.


Item 17. UNDERTAKINGS.

     (A)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D)  Rule 415 Offering

              Each undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, however, that paragraphs

               (a)  (1)(i)   and   (1)(ii)  do  not  apply  if  the  information
                         required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (E) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Armonk, New York, on October 29, 1996.

                                   MBIA Inc.
                                 (Registrant)

                                  By  /s/ David H. Elliott
                                     -----------------------------------
                                              David H. Elliott,
                                     Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                     Title                        Date
         ---------                     -----                        ----

/s/ David H. Elliott           Chairman, Chief Executive      October 29, 1996
---------------------------    Officer and Director
    David H. Elliott           (principal executive officer)

/s/ Richard L. Weill           President and Director         October 29, 1996
---------------------------
    Richard L. Weill

/s/ Julliette S. Tehrani       Senior Vice President and      October 29, 1996
---------------------------    Chief Financial Officer
    Julliette S. Tehrani       (principal financial officer)


/s/ Elizabeth B. Sullivan      Vice President and             October 29, 1996
---------------------------    Controller (principal
    Elizabeth B. Sullivan      accounting officer)

/s/         *                       Director                  October 29, 1996
---------------------------
    Joseph W. Brown, Jr.

/s/         *                       Director                  October 29, 1996
---------------------------
    David C. Clapp

/s/         *                       Director                  October 29, 1996
---------------------------
    Claire L. Gaudiani

/s/         *                       Director                  October 29, 1996
---------------------------
    William H. Gray, III

/s/         *                       Director                  October 29, 1996
---------------------------
    Freda S. Johnson

/s/         *                       Director                  October 29, 1996
---------------------------
    Daniel P. Kearney

/s/         *                       Director                  October 29, 1996
---------------------------
    James A. Lebenthal

/s/         *                       Director                  October 29, 1996
---------------------------
    Robert B. Nicholas

/s/         *                       Director                  October 29, 1996
---------------------------
    Pierre-Henri Richard

/s/         *                       Director                  October 29, 1996
---------------------------
    John A. Rolls


*By: /s/ Louis G. Lenzi
    -----------------------
        Louis G. Lenzi
        Attorney-in-Fact